Exhibit 10-116

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT ("Agreement") made as of the 31st day of March, 2003, by and between I.C. Isaacs & Company, L.P. (the "Company") and Societe de Finance et d'Investissement, SA ("Consultant").

                                   WITNESSETH:

     WHEREAS, the Consultant has particular experience in international markets, in representing the interests of, and supporting the needs of, licensors and licensees of trademarks and other forms of intellectual property; and

     WHEREAS, the Company maintains important business relationships with the senior managements of Wurzburg International, SA, Textile Investment International, SA, Latitude Licensing Corp. and other entities comprising the group of companies that design and license the manufacture of apparel under the Marithe & Francois Girbaud trademarks (the "Girbaud Companies"), and is the holder of various licenses granted by one or more of the Girbaud Companies (the "Girbaud Licenses"); and

     WHEREAS, the Company desires to engage Consultant to provide the services of Staffan Ahrenberg ("Ahrenberg") described below; and

     WHEREAS, the Company desires to provide such services pursuant to the terms, and subject to the conditions hereinafter set forth,

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Engagement of Consultant. The Company hereby retains Consultant to assist the Company in its dealings with the senior managements of the Girbaud Companies, support the Company in its efforts to comply with its obligations under the Girbaud Licenses and expand the scope of such licenses, if the Company determines that it would like to do so, promote the sale of the Company's products in Canada and assist the Company with regard to the manufacture of the Company's products in Asia, Europe and Mexico (the "Services"). It is understood and agreed that the Services will be rendered solely in Asia, Europe, Canada and Mexico, provided, that, Ahrenberg shall be expected to travel to the United States to conduct meetings with the senior management of the Company in connection with his rendition of the Services. It is further understood that such Services shall be provided solely by Ahrenberg on a non-exclusive basis, and that Ahrenberg shall devote such time and effort as shall be reasonably required to render the Services.

     2. Responsibilities of Consultant. During the Term of this Agreement and any renewal thereof, Consultant shall cause Ahrenberg to be available at such locations in Asia, Europe, Canada, the United States and Mexico on such dates and at such times as are to be mutually agreed upon, to render the Services and advise the Company with regard to its efforts to comply with its obligations under, and to broaden the scope of, the Girbaud Licenses. Consultant shall cause Ahrenberg to advise the Company on all matters within his expertise and knowledge reasonably related to the Services.

     3. Term. The term of this Agreement shall be the period commencing on the date of this Agreement and ending on December 31, 2003.

     4. Compensation. Consultant shall receive the sum of $200,000 from the Company as compensation for the Services, payable as follows: the sum of $25,000 shall be paid to Consultant on the first business day of each month during the period commencing in May 2003 and ending in December 2003 by wire transfer to the account designated by Consultant for such purpose. For purposes of this Agreement the term "first business day" means the first day of each month that shall not be a Saturday, Sunday or a day on which commercial banks are authorized or required to close in the State of New York.

     5. Reimbursement of Consultant. The Company shall reimburse Consultant for all reasonable travel and other expenses necessarily incurred and paid by Ahrenberg in the course of the performance of his duties under this Agreement, provided, that the Company has received from Consultant proper statements and receipts setting forth the nature and amount of such expenses. It is understood that any air travel undertaken by Ahrenberg hereunder shall be booked in Business Class when available.

     6. Representation by Consultant. Consultant warrants and represents that it is free to enter into this Agreement and that it is able to cause Ahrenberg to provide the Services.

     7. Independent Contractor. Consultant is hereby retained and engaged by the Company only for the purposes and to the extent set forth in this Agreement. Consultant and the Company agree that no employment relationship is created by this Agreement, and that this Agreement does not constitute an agreement to enter into an employment relationship at any time in the future. Moreover, the parties hereto agree that the Company will not consider Consultant as an employee of the Company for federal or state payroll tax purposes. Company is interested only in the results to be achieved by Consultant's performance of the Services. Consultant is an independent contractor and is not considered an agent or common-law employee of the Company for any purpose. Consultant is not entitled to any of the benefits that the Company may provide to its employees, including but not limited to participation in any health insurance, ESOP, 401(k) plan, pension, employee stock option plan, or any other retirement benefit plan.

     8. Consultant's Tax Obligations. To the extent required by law, Consultant shall be solely responsible for and shall make proper and timely payment of any taxes due on payments made:

          8.1. To Consultant pursuant to this Agreement (including but not limited to Consultant's estimated state and federal payroll taxes and self-employment taxes); and

          8.2. To other persons who provide services to Consultant in connection with this Agreement.

          8.3. Consultant hereby agrees to indemnify the Company against any claims, liabilities or expenses the Company incurs as a result of Consultant's breach of its obligations under this paragraph 8.

     9. Indemnification. It is understood that the Company has no obligation to pay any compensation to Ahrenberg or any person other than Consultant hereunder, and Consultant hereby indemnifies and holds the Company harmless with respect to any loss or damage (including the Company's reasonable attorneys fees) that the Company may suffer or incur as a result of any claim, action or proceeding that may be commenced against the Company by Ahrenberg or any other person claiming entitlement to payment hereunder or as a result of such person's rendition of all or any part of the Services.

     10. Assignment. This Agreement may not be assigned or otherwise transferred by Consultant, provided, however, that Consultant may assign its entitlements to receive the compensation specified herein to any person or entity.

     11. Successors. This Agreement shall inure to the benefit of and may be enforced by the Company and its successors and assigns and shall be binding on Consultant and his executors, administrators, heirs and other successors in interest.

     12. Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement or the invalidity or unenforceability of any provision as applied to a particular occurrence or circumstance shall not affect the validity or enforceability of any other provisions of this Agreement or any other application of any such provision.

     13. Notices. Any notice or other communication required or permitted by this Agreement shall not be effective unless given or served in writing by personal delivery or sent by United States registered or certified mail, return receipt requested, addressed as follows:

                  If to Company:

                  I.C. Isaacs & Company, L.P.
                  350 Fifth Avenue, Suite 1029
                  New York, New York  10118
                  Attention: President, Girbaud Division

                  If to Consultant:

                  Societe de Finance  et d'Investissement, SA
                  16, Rue Voltaire
                  PO Box 361
                  1211 Geneva 13
                  Switzerland
                  Attention: Jean Paul Gex, Managing Director

or such other addresses as the parties hereto may from time to time designate in writing. Unless otherwise specified herein, notice or other communication shall be deemed given as of the date so mailed or if personally delivered on the date so delivered.

     14. Headings. The headings of the paragraphs and the subparagraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     16. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and all disputes arising hereunder will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

     17. Attorneys' Fees. In the event that a dispute arises with respect to or out of this Consulting Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining such party's rights, in preparing to enforce, or in enforcing such party's rights under this Agreement, whether or not it was required or necessary for such party to institute its suit or claim.

     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    I.C. Isaacs & Company, L.P.

                                    By: I.C. Isaacs & Company, Inc.,
                                             General Partner


                                    By: /s/ Daniel J. Gladstone
                                       ----------------------------------------
                                         Daniel J. Gladstone, President


                                    Societe de Finance  et d'Investissement, SA



                                    By: /s/ Jean Paul Gex
                                       ----------------------------------------
                                             Jean Paul Gex, Managing Director